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As filed with the Securities and Exchange Commission on September 23, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARTER'S, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	2300 (Primary Standard Industrial Classification Code Number)	13-3912933 (I.R.S. Employer Identification No.)

The Proscenium
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309
Telephone: (404) 745-2700
Facsimile: (404) 892-0968
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Michael D. Casey
Executive Vice President and Chief Financial Officer
The Proscenium
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309
Telephone: (404) 745-2700
Facsimile: (404) 892-0968
(Name, address, including zip code and telephone
number, including area code, of agent for service)

Copies to:
Joel F. Freedman, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 Telephone: (617) 951-7000 Facsimile: (617) 951-7050	Robert E. Buckholz, Jr., Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000 Facsimile: (212) 558-3588

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering (Registration No. 333-118630).    ☒

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	1,220,810	$26.20	$31,985,222	$4,055

(1)
Includes 159,236 shares subject to the underwriters' over-allotment option.

(2)
The Registrant previously registered an aggregate of $204,884,821.00 of Common Stock on a Registration Statement on Form S-1 (File No. 333-118630), for which a filing fee of $25,959 was paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Carter's, Inc. (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-118630) relating to the offering of shares of common stock, par value $0.01 per share.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but in no event later than the close of business on September 24, 2004), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on September 24, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on September 23, 2004.

CARTER'S, INC.
By:	/s/ FREDERICK J. ROWAN, II Frederick J. Rowan, II Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ FREDRICK J. ROWAN, II Frederick J. Rowan, II	Chairman and Chief Executive Officer (principal executive officer)	September 23, 2004
/s/ MICHAEL D. CASEY Michael D. Casey	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	September 23, 2004
* Bradley M. Bloom	Director	September 23, 2004
* Paul Fulton	Director	September 23, 2004
* Ross M. Jones	Director	September 23, 2004
* David Pulver	Director	September 23, 2004
* John R. Welch	Director	September 23, 2004
* Thomas Whiddon	Director	September 23, 2004
*By:	/s/ MICHAEL D. CASEY Attorney-in-fact

II-1

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Powers of Attorney*

*
Previously filed on the signature page to Registration Statement No. 333-118630, filed on August 27, 2004.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
CERTIFICATION
SIGNATURES
EXHIBITS